Allonge To Promissory Note

Original Principal Amount:  $225,544

UNDER DATE OF MAY 13, 2008, Advanced Voice Recognition Systems, Inc., a Nevada corporation, as successor in interest to Advanced Voice Recognition Systems, Inc., a Colorado corporation (the “Company”), made a Promissory Note (the “Note”) to the order of Walter Geldenhuys (“Geldenhuys”) in the principal amount of $225,544.

The Company and Geldenhuys hereby agree to amend the Note, as follows:

1.                  Section 2 is amended to extend the date in which all principal and any accrued interest or other charges shall be due and payable in full from July 6, 2009 to October 5, 2009, and all references in the Note to the “Maturity Date” shall be deemed to refer to October 5, 2009.

2.                  Section 5.1 is amended by replacing “specifiying” with “specifying”.

3.                  The last sentence of Section 6.1 is amended by replacing “Neither the Payee or” with “Neither the Payee nor”.

4.                  The notice address for the Company set forth in Section 6.3 is deleted in its entirety and replaced with the following:

Advanced Voice Recognition Systems, Inc.

c/o Diane Jakowchuk

7659 E. Wood Drive

Scottsdale , AZ 85260

5.                  Section 6.4 is amended by replacing “Colorado” with “Nevada”.

6.                  This Allonge is an amendment to the Note and does not constitute discharge of the Note.

This Allonge has been executed and delivered as of July 6, 2009.

Signature:         ADVANCED VOICE RECOGNITION SYSTEMS, INC.

                                                                        By:        /s/ Donald Getty

Donald Getty, Director and Authorized Signatory

ACCEPTED:

            /s/ Walter Geldenhuys

Walter Geldenhuys, Individually